UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2007

JAZZ TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32832	20-3320580
(Commission File Number)	(IRS Employer Identification No.)

4321 Jamboree Road
Newport Beach, California 92660

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (949) 435-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 12, 2007, Mr. Moshe I. Meidar resigned from the Board of Directors of Jazz Technologies, Inc. (the “Company”) .

On March 12, 2007, Mr. Liad Meidar was elected to the Board of Directors, to serve in the class of directors whose term expires at the Company’s 2008 Annual Meeting of Stockholders. Mr. Liad Meidar was also appointed to serve on the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board of Directors. Mr. Liad Meidar will be compensated for his service as a Director in accordance with the Company’s standard schedule of fees for non-employee Directors, as in effect from time to time. Mr. Liad Meidar is the son of Mr. Moshe I. Meidar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Jazz Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ TECHNOLOGIES, INC.

Dated: March 14, 2007	By:	/s/ Allen R. Grogan
Allen R. Grogan Chief Legal Officer and Secretary